Exhibit 10.24

English Translation

PERSONAL LOAN AGREEMENT

AMONG

GUANGZHOU YITONGTIANXIA SOFTWARE DEVELOPMENT CO., LTD.

AND

WANG YONGCHAO, SHI HAIYAN, LIANG DE, ZHENG FENG

EXECUTED IN GUANGZHOU ON OCTOBER 28, 2009

PERSONAL LOAN AGREEMENT

THIS PERSONAL LOAN AGREEMENT (“this Agreement”) is entered into on the 28th day of October, 2009, by and among the following parties:

Guangzhou Yitongtianxia Software Development Co., Ltd. (“Lender”), a wholly foreign owned enterprise duly organized and existing under the laws of the People’s Republic of China (“China”), with its registered address at No.1-6 (Self-numbered), 1501, No.233, Tianfu Road, Tianhe District, Guangzhou;

Wang Yongchao, a citizen of China, identity card no.:             ;

Shi Haiyan, a citizen of China, identity card no.:             ;

Liang De, a citizen of China, identity card no.:             ; and

Zheng Feng, a citizen of China, identity card no.:             .

Wang Yongchao, Shi Haiyan, Liang De and Zheng Feng are collectively referred to as “Borrowers”.

WHEREAS, the Borrowers need funds to carry out lawful investment and business activities through their owned Guangzhou Yingzheng Information Technology Co., Ltd. (“Guangzhou Yingzheng”), the Borrowers request a loan from the Lender, and the Lender agrees to provide the loan in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, IT IS HEREBY AGREED BY THE PARTIES THAT:

1.              INTERPRETATION

“Business Day”	shall mean any day during which the companies and enterprises in Guangzhou City are open to business normally, excluding public holidays, Saturday and Sunday.

“Renminbi” or “RMB”	shall mean the legal currency of the People’s Republic of China.

“Loan Currency”	shall mean the currency of the Loan provided by the Lender to the Borrowers.

2.              AMOUNT OF LOAN

2.1       The Lender agrees to provide the Borrowers with a loan (“Loan”). However, unless is the Lender otherwise agrees in written form, the total amount of the Loan provided by the Lender to the Borrowers shall be no more than RMB 20 million, of which the principal of the Loan provided by the Lender to Wang Yongchao shall be no more than RMB 12.8 million, the principal of the Loan provided by the Lender to Shi Haiyan shall be no more than RMB 2.4 million, the principal of the Loan provided by the Lender to Liang De shall be no more than RMB 0.8 million and the principal of the Loan provided by the Lender to Zheng Feng shall be no more than RMB 4 million. During the term of this Agreement, any Borrower may submit one or more withdrawal notice to the Lender within the respective credit line granted hereunder, in the form set forth in Appendix A. Upon receipt of the withdrawal notice, the Lender may at its absolute discretion decide whether to grant the Loan to such Borrower. The document of the account transfer presented by the Lender to the Borrower shall be deemed as the final evidence of the Loan provided by the Lender to the Borrower.

2.2       The Borrowers hereby acknowledge that the Loan is provided by the Lender to the Borrowers composed of Wang Yongchao, Shi Haiyan, Liang De and Zheng Feng, and the Borrowers shall be jointly and severally responsible for the full repayment of the Loan.

2.3       Borrowers may decide among themselves the proportion of the Loan received by each of the Borrowers and the corresponding repayment obligation, but this decision is only effective when any of the Borrowers has fully repaid the Loan and then seeks contribution from other Borrower(s) and is not binding upon the Lender, and will not prejudice the joint and several liability of any of the Borrowers concerning the full repayment of the Loan.

3.              LOAN PERIOD

The period of the Loan hereunder shall be 10 years (“Loan Period”), as from the date when the Lender provides the Loan to the Borrower. Upon expiration of the Loan Period, if no Party makes any objection, the Loan Period shall be automatically extended for another 10 years.

4.              INTEREST

The Parties agree that the interest rate of the Loan provided hereunder is zero, i.e. no interest will be charged.

5.              REPAYMENT

Upon expiration of the Loan Period or upon a written request of the Lender prior to the expiration of the Loan Period, the outstanding Loan owed hereunder shall become due and payable on the twentieth (20th) Business Day after the expiration or the receipt of the written request.

6.              POSITIVE UNDERTAKINGS

6.1       The Borrowers hereby undertake to the Lender and agree that, throughout the term of this Agreement, the Borrowers shall:

(a)         Upon a written demand of the Lender, repay the outstanding amount owed    hereunder to the Lender before the due date specified by the Lender;

(b)         Use the Loan for the lawful purpose, and the Loan shall be used to invest in Guangzhou   Yingzheng Information Technology Co., Ltd. in the form of registered capital or loan to the shareholders and shall be used by the said company for its normal business operation and expansion, but not for any other purpose;

(c)          Within twenty (20) Business Days upon the request of the Lender, submit a statement and report about the application of the Loan to the Lender, including but not limited to the information about the business and financial status of Guangzhou Yingzheng;

(d)         Procure Guangzhou Yingzheng, in which they invest, only to engage in the business which are currently being engaged in or any other business approved by the Lender in written form;

(e)          Not assign, sell or pledge all or part of shares of Guangzhou Yingzheng to any person, company or entity, or permit Guangzhou Yingzheng to provide any security in whatever forms to any other third party without the prior written consent of the Lender; and

(f)           Promptly notify the Lender upon occurrence of any Termination Event (as defined in Article 7 below) or any event that may constitute a Termination Event after issuing a notice or by the lapse of time. .

6.2       The Borrowers hereby undertake to the Lender that, as one of the preconditions to provide the Loan by the Lender hereunder, they will sign an Option Agreement (“Option Agreement”) with the Lender to the satisfaction of the Lender on the same date of this Agreement, whereby the Lender may purchase all shares of Guangzhou Yingzheng held by the Borrowers according to the Option Agreement.

6.3       The Borrowers hereby undertake to the Lender that, as one of the preconditions to provide the Loan by the Lender hereunder, they will sign a Voting Proxy Agreement (“Proxy Agreement”) with the Lender on the same date of this Agreement, whereby the Borrowers shall authorize Guangzhou Yitongtianxia Software Development Co., Ltd. to exercise the shareholders’ voting right and management right in Guangzhou Yingzheng for and on behalf of the Borrowers.

6.4       The Borrowers hereby undertake to the Lender that, as one of the preconditions to provide the Loan by the Lender hereunder, they will sign an Equity Pledge Agreement (“Equity Pledge Agreement”) with the Lender on the same date of this Agreement, to secure the repayment of the Loan to the Lender by the Borrowers.

7. TERMINATION EVENT

7.1          For the purpose of this Agreement, any of the following events shall be deemed as a “Termination Event”:

(a)         The Borrowers fail to properly perform or comply with any obligation or undertaking expressly stipulated herein;

(b)         Guangzhou Yingzheng, in which the Borrowers invest, ceases operation, or declares that it will cease to operate its principal business or completely;

(c)          Any property of the Borrowers or Guangzhou Yingzheng is subject to any attachment, confiscation, distress or seizure or any other judicial order, enforcement or action;

(d)         All or any assets, properties or businesses of Guangzhou Yingzheng are possessed by any creditor or are subject to any enforcement or seizure order;

(e)          Any corporate action, process or any good-faith legal proceeding concerning the liquidation, close-down, dissolution, reorganization or reconstruction of Guangzhou Yingzheng or any bankruptcy administration order of the Borrowers, or appointment of any bankruptcy receiver, administrator, liquidator, inspector or any other similar person has been taken or initiated, other than the reorganization or reconstruction according to the terms and conditions approved by the Lender in written; or

(f)           Any event or circumstance relating to the Borrowers under any applicable law, which is similar to the event mentioned in Item (a) to Item (e) above.

7.2          If the Lender reasonably believes (after obtaining legal advice) that any change in any law, regulation or the interpretation thereof will make it unlawful for the Lender to maintain or performance any obligation hereunder, the Lender may notify the Borrowers of such event. In that case, the Borrowers and the Lender shall carry out good-faith negotiation (subject to the restriction caused by the aforesaid change) to determine whether such change permits the Lender to provide a lawful financing alternative to the Borrowers. If there is a lawful alternative, the Borrowers shall implement such lawful alternative to the satisfaction of the Lender.

7.3          If the Lender is imposed any fine or penalty by any government authority due to the provision of the Loan hereunder, the Borrowers shall fully indemnify the Lender against all losses and damages resulting therefrom.

7.4          Upon occurrence of any Termination Event, the Lender may (but not obliged to) issue a written notice to the Borrowers to immediately and permanently terminate the loan arrangement. In that case, the outstanding loan owed by the Borrowers hereunder shall immediately become due and repayable to the Lender.

7.5          In respect of the repayment of the Loan, the Lender may (but not obliged to) demand the Borrower to repay the Loan in any currency other than the Loan Currency. The rate of exchange between the Loan Currency and the named currency shall be the rate announced by the Lender’s bank on the due date of the repayment.

7.6          Without prejudice to the provisions of Article 5 and Article 7.4 above, the Lender may (but not obliged to) demand the Borrowers to assign all 100% shares of Guangzhou Yingzheng to the Lender and/or any other company or person designated by the Lender at the minimum price permitted by the laws of China, to fully repay the Loan owed by the Borrowers to the Lender. After the aforesaid assignment is completed to the satisfaction of the Lender, it shall be deemed that the obligation of loan repayment has been fulfilled by the Borrowers and the Borrowers are not required to repay the Loan thereafter.

7.7          The Borrowers hereby agree that the Lender may (but not obliged to) determine and choose a specific form for the Borrowers to repay the Loan, including but not limited to the forms mentioned in Article 7.5 and Article 7.6 above. Once the Lender determines and notifies the Borrowers of the specific form of repayment, the Borrowers shall perform its obligation of repayment in the form determined by the Lender.

8. SEVERABILITY AND UNFAVORABLE INTERPRETATION

8.1          If any provision of this Agreement is invalid, unlawful or unenforceable, such provision will not affect the effect and force of the remaining provisions of this Agreement. If any arrangement may render such invalid, unlawful or unenforceable provision valid, lawful and enforceable, the Borrowers shall execute all necessary documents or carry out certain actions to implement such arrangement upon the request of the Lender.

8.2          The Parties agree that this Agreement shall be interpreted in a way to make all provisions of this Agreement enforceable, wherever possible.

8.3          Any provision of this Agreement shall not be interpreted unfavorably to a Party only because the Party drafts this Agreement or any part hereof.

9. APPROVAL AND REGISTRATION

9.1          If the applicable laws and regulations of any jurisdiction permit and demand the approval and/or registration or filing of this Agreement or the Loan provided hereunder from or with any government authority, the Borrowers shall promptly complete the formalities for such approval and/or registration or filing upon request of the Lender, and shall provide the Lender with the proof of such formalities.

10. INDEMNITY UNDERTAKINGS

10.1            The Borrowers hereby undertake that, if the Lender is imposed with any fine by any government authority or suffers any other loss due to the event that this Agreement is held as unlawful by any court or any other competent authority in any jurisdiction or due to the Loan provided by the Lender hereunder, the Borrowers shall fully indemnify the Lender against all losses and damages resulting therefrom, including but not limited to the loss of the principal of the Loan and/or all losses suffered by the Lender, any fine or penalty imposed by any government authority upon the Lender, as well as all legal costs and other costs and expenses incurred by the Lender due to such event.

11. GOVERNING LAW AND DISPUTE SETTLEMENT

11.1            This Agreement shall be governed by and construed in accordance with the applicable laws of China.

11.2            Any controversy, dispute or claim (“Dispute”) arising out of or in connection with this Agreement shall be settled by the Parties through good-faith negotiation. In case no settlement can be reached, any Party may submit the dispute to China International Economic and Trade Arbitration Commission South China Sub-commission for arbitration in accordance with its then effective arbitration rules. The arbitration shall be carried out in Shenzhen, and the proceeding of arbitration shall be in Chinese language. The arbitration tribunal shall be composed of one arbitrator. The award shall be final and binding upon the Parties.

11.3            Validity of Arbitration

The award shall be final and binding upon the Parties. The Parties shall accept and perform the award.

11.4            Costs

The costs of arbitration shall be borne by the Party as determined in the arbitral award.

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LENDER

Guangzhou Yitongtianxia Software Development Co., Ltd. (Affixed with company chop)

Signature:	/s/ Wang Yongchao

Printed Name of Signatory: Wang Yongchao

Title: Legal Representative

BORROWER

Wang Yongchao

Signature:	/s/ Wang Yongchao

Shi Haiyan

Signature:	/s/ Shi Haiyan

Liang De

Signature:	/s/ Liang De

Zheng Feng

Signature:	/s/ Zheng Feng